Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment is made and entered into as of this 7th day of July 2005 by and between Allin Corporation, a Delaware corporation (“Employer”) and Richard W. Talarico (“Employee”), a resident of Pennsylvania.

WHEREAS, Employer and Employee entered into an employment agreement (the “Agreement”) as of January 10, 2002 and as amended on February 5, 2004 and December 8, 2004 and now desire to amend that Agreement by mutual consent.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and intending to be legally bound hereby the parties do hereby agree as follows:

Section 3(e) of the Agreement is hereby amended and restated as follows:

(e) Stock Option Plan. Employee will be entitled to participate in Employer’s stock option plans. All options to purchase stock of Employer granted to Employee shall vest upon the earlier to occur of the date on which (i) the termination of this Agreement without cause occurs, (ii) Employer sells all or substantially all of its assets, (iii) Employer merges with another entity in a transaction in which Employer is not the surviving corporation, or (iv) any person (as that term is used in Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the shareholders of Employer (as existing on January 1, 2001) becomes the Beneficial Owner (as that term is used in Section 13(d) of the Exchange Act) directly or indirectly of 40% or more of the common stock of Employer (collectively, an event described in (ii), (iii) or (iv) is referred to as a “Change in Control”). Notwithstanding the foregoing, vested options granted to Employee will be immediately forfeited, and will no longer be exercisable, upon the termination of the Employee for “cause,” as defined in Section 2.

In all other respects, the terms and conditions of the Agreement are ratified and confirmed.

ALLIN CORPORATION

/s/ Dean Praskach
	By:	Dean Praskach

WITNESS:

/s/ Robert V. Fulton		/s/ Richard Talarico
Robert V. Fulton		Richard Talarico, Chairman